Press Release
FOR RELEASE: December 18, 2020

APOGEE ENTERPRISES REPORTS FISCAL 2021 THIRD-QUARTER RESULTS

•Earnings increase to $1.42 per diluted share; adjusted earnings grow to $0.90 per diluted share

•Revenue declines 7 percent to $314 million, with continued end-market headwinds
•On-track to achieve cost savings target of over $40 million in fiscal 2021; taking action to drive additional savings in fiscal 2022

•Strong cash flow, with $35 million of cash from operations in the quarter

MINNEAPOLIS, MN, December 18, 2020 – Apogee Enterprises, Inc. (Nasdaq: APOG) today announced results for the third quarter of fiscal 2021. Third-quarter revenue was $313.6 million, compared to $337.9 million in the third quarter of fiscal year 2020, reflecting market-related volume declines in Architectural Framing Systems and Architectural Glass, partially offset by growth in Architectural Services and Large-Scale Optical. Earnings were $1.42 per diluted share, compared to $0.57 per diluted share in the prior-year period, which included a pre-tax gain of $19.3 million on the sale of a building and $1.4 million of pre-tax costs related to COVID. Excluding these items, adjusted earnings increased to $0.90 per diluted share, from $0.57 in the prior year1.

Commentary
“We delivered another strong quarter, with adjusted earnings growth and improved cash flow, despite continued challenges from COVID and soft conditions in our architectural end markets,” said Joseph F. Puishys, Chief Executive Officer. “We focused aggressively on managing costs and improving execution across our business and remain on track to achieve our full-year cost reduction goal of over $40 million. Architectural Services continued its strong performance, with double-digit revenue and profit growth, and Large-Scale Optical returned to growth, rebounding faster than expected from its shutdown earlier in the year.”

1 Adjusted earnings and adjusted earnings per share are non-GAAP financial measures. See Use and Reconciliation of Non-GAAP Financial Measures later in this press release for more information and a reconciliation to the most directly comparable GAAP measures.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

“During the quarter, we took several actions to further strengthen the company’s financial position and drive value,” continued Mr. Puishys. “We completed a sale-leaseback transaction for one of our facilities, generating a significant gain on the sale and $24 million in cash. We amended our term loan, extending the maturity by three years, and we resumed repurchases of our stock. We also initiated an effort to reduce our fixed cost base, which should add to the cost savings efforts we already had underway.”

Mr. Puishys concluded, “I want to commend the entire Apogee team for their efforts to manage through the past nine months. Our year-to-date results demonstrate the underlying strength and resilience of our company and our ability to produce solid results, even with difficult market conditions. Looking ahead, we will remain focused on managing what we can control, taking care of our employees and customers, while we execute strategic initiatives intended to position the company for long-term growth and improved profitability.”

Segment Results

Architectural Framing Systems
Architectural Framing Systems third-quarter revenue was $136.7 million, compared to $165.5 million in the prior-year period, primarily reflecting COVID and market-related project delays, and lower volume for short lead-time products. Operating income in the quarter increased to $7.2 million, with operating margin of 5.3 percent, from $6.3 million and 3.8 percent respectively in the prior-year quarter, primarily driven by cost reductions, which offset the impact of lower revenue. Segment backlog increased to $408 million, compared to $404 million at the end of the second quarter.

Architectural Glass
Architectural Glass revenue in the third quarter was $84.8 million, compared to $89.4 million in the prior-year quarter, primarily reflecting COVID and market-related project delays. The segment had operating income of $10.8 million and operating margin of 12.8 percent, compared to operating income of $4.0 million and margin of 4.6 percent in last year’s third quarter. Third quarter results included $7.4 million of operating income related to a New Markets Tax Credit transaction.

Architectural Services
Architectural Services revenue grew 11 percent to $76.7 million, from $69.0 million in the prior-year quarter, driven by increased volume from executing projects in backlog. Third-quarter operating income increased to $8.6 million with operating margin of 11.2 percent, up from $6.5 million and 9.5 percent respectively in the prior-year period, primarily driven by strong project execution. Segment backlog stood at $597 million, compared to $665 million at the end of the last quarter, and $607 million a year ago.

Large-Scale Optical
Large-Scale Optical revenue was $25.3 million, up from $24.4 million in the third quarter last year, driven by increased volume. Segment revenue grew sequentially by 50 percent compared to the second quarter, as customer demand increased significantly following the segment’s COVID-related shutdown earlier in the year. Segment operating income was $26.1 million with operating margin of 103.4 percent, which included a $19.3 million gain on the sale-leaseback of a building. Excluding this gain, adjusted operating income was $6.8 million, in-line with the prior-year quarter, with adjusted operating margin of 26.8 percent, compared to 27.7 percent last year.

Financial Condition
Fiscal year-to-date, net cash provided by operating activities is $121 million, more than double the $53.6 million for the same period last year, primarily driven by strong working capital management. Capital expenditures through the first nine months of the fiscal year were $17.1 million, down from $41.2 million in the prior-year period, as the company focused only on high return and essential capital projects. During the quarter,

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

the company repurchased 621,000 shares of stock for $16.0 million. Fiscal year-to-date, the company has returned $35 million to shareholders through dividend payments and share repurchases.

As previously disclosed, the company amended its credit agreement during the quarter to extend the maturity of its unsecured $150 million term loan for three years to June 2024. This extension is expected to benefit annual interest expense by $0.5 million. Total debt at the end of the third quarter was $168 million with no outstanding borrowings on the company’s $235 million revolving credit facility.

Outlook
The company is not providing detailed financial guidance due to continued uncertainty driven by the impact of COVID and end-market conditions. The company expects that continued project delays and soft market conditions will negatively impact revenue in the fourth quarter.

Conference Call Information
The company will host a conference call today at 8:00 a.m. Central Time to discuss its financial results and provide a business update. This call will be webcast and is available in the Investor Relations section of the company’s website, along with presentation slides, at https://www.apog.com/events-and-presentations. The webcast also will be archived for replay on the company’s website.

About Apogee Enterprises
Apogee Enterprises, Inc. (Nasdaq: APOG) delivers distinctive solutions for enclosing commercial buildings and framing art. Headquartered in Minneapolis, MN, we are a leader in architectural products and services, providing architectural glass, aluminum framing systems and installation services for buildings, as well as value-added glass and acrylic for custom picture framing and displays. For more information, visit www.apog.com.

Use of Non-GAAP Financial Measures
This release and other financial communications may contain the following non-GAAP measures:

•Adjusted operating income, adjusted operating margin, adjusted net earnings and adjusted earnings per diluted share (“adjusted earnings per share” or “adjusted EPS”) are used by the company to provide meaningful supplemental information about its operating performance by excluding amounts that are not considered part of core operating results to enhance comparability of results from period to period. Examples of items excluded to arrive at this adjusted measure in recent reporting periods include: restructuring costs, acquired project-related charges, and COVID-19 related expenditures.
•Free cash flow is defined as net cash provided by operating activities, minus capital expenditures. The company considers this measure an indication of its financial strength. However, free cash flow does not fully reflect the company’s ability to freely deploy generated cash, as it does not reflect, for example, required payments on indebtedness and other fixed obligations.
•Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. We believe this metric provides useful information to investors and analysts about the Company's performance because it eliminates the effects of certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of the company.

Another important non-GAAP operational measure that management uses is backlog. Backlog represents the dollar amount of signed contracts or firm orders, generally as a result of a competitive bidding process, which is expected to be recognized as revenue. Backlog is not a term defined under U.S. GAAP and is not a measure of contract profitability. Backlog should not be used as the sole indicator of future segment revenue because we have a substantial amount of projects with short lead times that book-and-bill within the same reporting period and are not included in backlog.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Management uses these non-GAAP measures to evaluate the company’s historical and prospective financial performance and liquidity, measure operational profitability on a consistent basis, and provide enhanced transparency to the investment community. These non-GAAP measures should be viewed in addition to, and not as a substitute for, the reported financial results of the company prepared in accordance with GAAP. Other companies may calculate these measures differently, limiting the usefulness of the measures for comparison with other companies.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should” and similar expressions are intended to identify “forward-looking statements”. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the results, performance, prospects and opportunities of the company , including the following: (A) potential continuing impacts from pandemic health issues, such as the coronavirus / COVID-19, along with the impact of government stay-at-home orders or other similar directives on our future financial results of operations, our future financial condition, and our ability to continue business activities in affected regions; (B) global economic conditions and the cyclical nature of the North American and Latin American commercial construction industries, which impact our three architectural segments, and consumer confidence and the condition of the U.S. economy, which impact our large-scale optical segment; (C) fluctuations in foreign currency exchange rates; (D) actions of new and existing competitors; (E) ability to effectively utilize and increase production capacity; (F) departure of key personnel and ability to source sufficient labor; (G) product performance, reliability and quality issues; (H) project management and installation issues that could affect the profitability of individual contracts; (I) changes in consumer and customer preference, or architectural trends and building codes; (J) dependence on a relatively small number of customers in certain business segments; (K) revenue and operating results that could differ from market expectations; (L) self-insurance risk related to a material product liability or other event for which the company is liable; (M) dependence on information technology systems and information security concerns; (N) cost of compliance with and changes in environmental regulations; (O) commodity price fluctuations, trade policy impacts, and supply availability; (P) integration of recent acquisitions and management of acquired contracts; and (Q) impairment of goodwill or indefinite-lived intangible assets. The company cautions investors that actual future results could differ materially from those described in the forward-looking statements, and that other factors may in the future prove to be important in affecting the company’s results, performance, prospects or opportunities. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. More information concerning potential factors that could affect future financial results is included in the company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2020 and in subsequent filings with the U.S. Securities and Exchange Commission.

Contact
Jeff Huebschen
Vice President, Investor Relations & Communications
952.487.7538
ir@apog.com

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Statements of Income
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share amounts)	November 28, 2020	November 30, 2019	% Change	November 28, 2020	November 30, 2019	% Change
Net sales	$313,583	$337,916	(7)%	$922,162	$1,050,340	(12)%
Cost of sales	243,998	263,606	(7)%	716,139	808,856	(11)%
Gross profit	69,585	74,310	(6)%	206,023	241,484	(15)%
Selling, general and administrative expenses	19,835	52,716	(62)%	126,590	169,274	(25)%
Operating income	49,750	21,594	130%	79,433	72,210	10%
Interest expense, net	1,502	1,995	(25)%	4,240	7,176	(41)%
Other income, net	472	231	104%	684	599	14%
Earnings before income taxes	48,720	19,830	146%	75,877	65,633	16%
Income tax expense	11,447	4,596	149%	18,070	15,677	15%
Net earnings	$37,273	$15,234	145%	$57,807	$49,956	16%

Earnings per share - basic	$1.44	$0.58	148%	$2.22	$1.89	17%
Weighted average basic shares outstanding	25,883	26,432	(2)%	26,068	26,481	(2)%
Earnings per share - diluted	$1.42	$0.57	149%	$2.19	$1.87	17%
Weighted average diluted shares outstanding	26,225	26,750	(2)%	26,350	26,776	(2)%
Cash dividends per common share	$0.1875	$0.1750	7%	$0.5625	$0.5250	7%

Business Segment Information
(Unaudited)
	Three Months Ended			Nine Months Ended
(In thousands)	November 28, 2020	November 30, 2019	% Change	November 28, 2020	November 30, 2019	% Change
Net sales
Architectural Framing Systems	$136,688	$165,517	(17)%	$439,779	$533,432	(18)%
Architectural Glass	84,779	89,433	(5)%	248,274	288,862	(14)%
Architectural Services	76,690	69,043	11%	213,911	195,787	9%
Large-Scale Optical	25,267	24,405	4%	48,438	66,449	(27)%
Intersegment eliminations	(9,841)	(10,482)	(6)%	(28,240)	(34,190)	(17)%
Net sales	$313,583	$337,916	(7)%	$922,162	$1,050,340	(12)%
Operating income (loss)
Architectural Framing Systems	$7,218	$6,345	14%	$26,211	$34,141	(23)%
Architectural Glass	10,825	4,092	165%	15,306	16,951	(10)%
Architectural Services	8,558	6,533	31%	20,470	15,082	36%
Large-Scale Optical	26,114	6,754	287%	25,131	15,561	61%
Corporate and other	(2,965)	(2,130)	(39)%	(7,685)	(9,525)	19%
Operating income	$49,750	$21,594	130%	$79,433	$72,210	10%

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Balance Sheets
(Unaudited)
(In thousands)	November 28, 2020	February 29, 2020
Assets
Cash and cash equivalents	$55,413	$14,952
Current assets	290,222	366,958
Net property, plant and equipment	302,082	324,386
Other assets	438,265	422,695
Total assets	$1,085,982	$1,128,991
Liabilities and shareholders' equity
Current liabilities	209,700	271,457
Current debt	2,000	5,400
Long-term debt	166,463	212,500
Other liabilities	160,476	122,856
Shareholders' equity	547,343	516,778
Total liabilities and shareholders' equity	$1,085,982	$1,128,991

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Statement of Cash Flows
(Unaudited)
	Nine Months Ended
(In thousands)	November 28, 2020	November 30, 2019
Net earnings	$57,807	$49,956
Depreciation and amortization	38,000	34,681
Share-based compensation	6,163	4,617
Gain on disposal of assets	(19,346)	(623)
Other, net	14,474	17,074
Changes in operating assets and liabilities:
Receivables	24,153	(5,288)
Inventories	(2,722)	2,474
Costs and earnings on contracts in excess of billings	44,501	(17,156)
Accounts payable and accrued expenses	(43,915)	(22,457)
Billings on contracts in excess of costs and earnings	(6,981)	4,901
Refundable and accrued income taxes	12,424	(6,159)
Operating lease liability	(9,168)	(7,468)
Other	5,122	(951)
Net cash provided by operating activities	120,512	53,601
Capital expenditures	(17,116)	(41,176)
Proceeds from sales of property, plant and equipment	23,724	591
Other	(1,090)	(857)
Net cash provided (used) by investing activities	5,518	(41,442)
Borrowings on line of credit	193,332	108,000
(Repayment) borrowings on debt	(5,400)	150,000
Payments on line of credit	(237,500)	(252,500)
Repurchase and retirement of common stock	(20,732)	(20,010)
Dividends paid	(14,546)	(13,808)
Other	(852)	(2,584)
Net cash used by financing activities	(85,698)	(30,902)
Increase (decrease) in cash and cash equivalents	40,332	(18,743)
Effect of exchange rates on cash	129	32
Cash, cash equivalents and restricted cash at beginning of year	14,952	29,241
Cash, cash equivalents and restricted cash at end of period	$55,413	$10,530

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Adjusted Net Earnings and Adjusted Earnings per Diluted Common Share

	Three Months Ended		Nine Months Ended
(In thousands)	November 28, 2020	November 30, 2019	November 28, 2020	November 30, 2019
Net earnings	$37,273	$15,234	$57,807	$49,956
Gain on sale of building	(19,346)	—	(19,346)	—
COVID-19 (1)	1,372	—	4,068	—
Post-acquisition and acquired project matters	—	(2,635)	1,000	(2,635)
Cooperation agreement advisory costs	—	2,776	—	2,776
Income tax impact on above adjustments	4,224	(33)	3,398	(34)
Adjusted net earnings	$23,523	$15,342	$46,927	$50,063

	Three Months Ended		Nine Months Ended
	November 28, 2020	November 30, 2019	November 28, 2020	November 30, 2019
Earnings per diluted common share	$1.42	$0.57	$2.19	$1.87
Gain on sale of building	(0.74)	—	(0.73)	—
COVID-19 (1)	0.05	—	0.15	—
Post-acquisition and acquired project matters	—	(0.10)	0.04	(0.10)
Cooperation agreement advisory costs	—	0.10	—	0.10
Income tax impact on above adjustments	0.16	—	0.13	—
Adjusted earnings per diluted common share	$0.90	$0.57	$1.78	$1.87

Per share amounts are computed independently for each of the items presented so the sum of the items may not equal the total amount.
(1) Adjustment for COVID-19-related costs, primarily incremental labor costs due to quarantine-related absenteeism and personal protective equipment for employees.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Adjusted Operating Income and Adjusted Operating Margin
(Unaudited)
	Three Months Ended November 28, 2020
	LSO Segment		Corporate	Consolidated
(In thousands)	Operating income	Operating margin	Operating loss	Operating income	Operating margin
Operating (loss) income	$26,114	103.4%	$(2,965)	$49,750	15.9%
Gain on sale of building	(19,346)	(76.6)	—	(19,346)	(6.2)
COVID-19 (1)	—	—	1,372	1,372	0.4
Adjusted operating income	$6,768	26.8%	$(1,593)	$31,776	10.1%

(1) Adjustment for COVID-19-related costs, primarily incremental labor costs due to quarantine-related absenteeism and personal protective equipment for employees.

	Three Months Ended November 30, 2019
	LSO Segment		Corporate	Consolidated
(In thousands)	Operating income	Operating margin	Operating loss	Operating income	Operating margin
Operating income (loss)	$6,754	27.7%	$(2,130)	$21,594	6.4%
Cooperation agreement advisory costs	—	—	2,776	2,776	0.8
Acquired project matters	—	—	(2,635)	(2,635)	(0.8)
Adjusted operating income (loss)	$6,754	27.7%	$(1,989)	$21,735	6.4%

	Nine Months Ended November 28, 2020
	LSO Segment		Corporate	Consolidated
(In thousands)	Operating income	Operating margin	Operating loss	Operating income	Operating margin
Operating (loss) income	$25,131	51.9%	$(7,685)	$79,433	8.6%
Gain on sale of building	(19,346)	(39.9)	—	(19,346)	(2.1)
COVID-19 (1)	—	—	4,068	4,068	0.4
Post-acquisition and acquired project matters	—	—	1,000	1,000	0.1
Adjusted operating (loss) income	$5,785	11.9%	$(2,617)	$65,155	7.1%

(1) Adjustment for COVID-19-related costs, primarily incremental labor costs due to quarantine-related absenteeism and personal protective equipment for employees.

	Nine Months Ended November 30, 2019
	LSO Segment		Corporate	Consolidated
(In thousands)	Operating income	Operating margin	Operating loss	Operating income	Operating margin
Operating income (loss)	$15,561	23.4%	$(9,525)	$72,210	6.9%
Cooperation agreement advisory costs	—	—	2,776	2,776	0.3
Acquired project matters	—	—	(2,635)	(2,635)	(0.3)
Adjusted operating income (loss)	$15,561	23.4%	$(9,384)	$72,351	6.9%

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

EBITDA and Adjusted EBITDA
(Unaudited)
	Three Months Ended		Nine Months Ended
	November 28, 2020	November 30, 2019	November 28, 2020	November 30, 2019
Net earnings	$37,273	$15,234	57,807	49,956
Income tax expense	11,447	4,596	18,070	15,677
Interest expense, net	1,502	1,995	4,240	7,176
Other income, net	472	231	684	599
Depreciation and amortization	12,716	11,922	38,000	34,681
EBITDA	$62,466	$33,516	117,433	106,891
Gain on sale of building	(19,346)	—	(19,346)	—
COVID-19 (1)	1,372	—	4,068	—
Post-acquisition and acquired project matters	—	(2,635)	1,000	(2,635)
Cooperation agreement advisory costs	—	2,776	—	2,776
Adjusted EBITDA	$44,492	$33,657	$103,155	$107,032

(1) Adjustment for COVID-19-related costs, primarily incremental labor costs due to quarantine-related absenteeism and personal protective equipment for employees.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com